UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2006

HAMPTONS LUXURY HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49993	11-3320705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 871, 367 Butter Lane, Bridgehampton, NY 11932
(Address of Principal Executive Offices) (Zip Code)

631-537-1600
(Registrant's telephone number, including area code)

___________________________________________
(Former Name or Former Address, If Changed Since Last Report)

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited consolidated balance sheets of Telemark, Inc. and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of income stockholders’ equity, and cash flows for each of the two years ended December 31, 2005 and the notes to the consolidated financial statements, together with the report thereon of Most & Company, LLP are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibits

Exhibit Number:	Description

99.1	Audited Financial Statements of Business Acquired.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPONS LUXURY HOMES, INC. /s/ Roy Dalene Name: Roy Dalene Title: Chief Executive Officer

Date: June 28, 2006